UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D. C.  20549-1004


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) November 7, 2001



                         Commission file number 0-27735
                    ----------------------------------------


                               Asia4Sale.com, Inc.
          ------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Nevada                                   77-0438927
   ------------------------             ------------------------------------
   (State  of  Incorporation)             (I.R.S.  Employer  Identification No.)



               2465 West 12th Street, Suite 2, Tempe AZ 85281-6935 (Address of principal executive offices, zip code)




                                 (480) 505-0070
              (Registrant's  telephone  number,  including  area  code)




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ITEM  4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     (a) On November 19, 2001, Asia4Sale.com, Inc. (the "Registrant"), with the approval of the Registrant's board of directors, formally dismissed Grant Thornton Hong Kong as its certifying accountant.

     Grant Thornton Hong Kong was only recently engaged by the Registrant on February 21, 2001 to act as its certifying accountant for the Registrant's financial statements, as of and for the year ended December 31, 2000. Grant Thornton Hong Kong did not complete any audit of the Registrant's financial statements, and Grant Thornton Hong Kong has not issued any audit report in connection with any of the Registrant's financial statements.

     Except as described below, from the date on which Grant Thornton Hong Kong was engaged until the date Grant Thornton Hong Kong was dismissed, there were no disagreements with Grant Thornton Hong Kong on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton Hong Kong would have caused Grant Thornton Hong Kong to make reference to the subject matter of the disagreements in connection with any reports it would have issued, and there were no "reportable events" as that term is defined in Item 304(a)(1)(iv) of Regulation S-B:

          1. The Registrant believes that U.S. $220,000 in goodwill recorded in 2000 for the acquisition of World Wide Auctioneers should be fully amortized in 2000. Grant Thornton Hong Kong has advised the Registrant that an impairment analysis should first be completed in accordance with the Statement of Financial Accounting Standards No. 121, Accounting for the
                                                          ------------------
     Impairment of Long Lived Assets and for Long-Lived Assets to be Disposed
     ------------------------------------------------------------------------
     of, in order to make the determination of whether the U.S. $220,000 in
     --
     goodwill recorded in 2000 should be fully amortized in 2000. The impairment analysis has not yet been completed.

          2. For the year ended December 31, 2000, Grant Thornton Hong Kong advised the Registrant that it does not believe that the Registrant: had internal controls sufficient to produce reliable financial statements, had an adequate accounting system to record the accounting data of the parent company or its subsidiaries, was able to accurately consolidate the accounting data of its subsidiaries, and adequately maintained supporting documentation.

          3. Grant Thornton Hong Kong expressed concern about the reliability of management's representations due to the fact that on May 4, 2001, subsequent to Grant Thornton Hong Kong accepting the engagement, two partners of the Registrant's prior auditors were formally denied the privilege of practicing before the Commission as an "accountant" by the Commission (Administrative Proceeding File No. 3-10210), and the Registrant did not inform Grant Thornton Hong Kong of this matter. While Grant Thornton Hong Kong acknowledged that the Registrant was not obligated to inform it about the matter, and while the Commission action did not involve or refer to the Registrant, the non-disclosure raised concerns with Grant Thornton Hong Kong about potential other non-disclosures.

          4. As of the date of dismissal, the Registrant had not provided Grant Thornton Hong Kong with certain supporting documentation requested in connection with the 2000 audit. Grant Thornton Hong Kong advised the Registrant that if certain of these supporting documents were not located by the Registrant prior to the issuance of the audit for the year ended December 31, 2000, that resulting scope limitations could have resulted in a qualified opinion or disclaimer report for the 2000 financial statements.

     The Registrant has provided Grant Thornton Hong Kong with a copy of the foregoing disclosure, and has requested that Grant Thornton Hong Kong furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with such disclosure. The Registrant has filed as an Exhibit to this Form 8-K a copy of the letter from Grant Thornton Hong Kong required by Item 304 of Regulation S-B.

     (b) On November 7, 2001, the Registrant entered into an engagement letter with HJ & Associates, L.L.C. to assume the role of its new certifying accountant. HJ & Associates, L.L.C. has been asked to audit the years ended December 31, 1999 and 2000. During the two most recent fiscal years and the subsequent interim periods prior to the engagement of HJ & Associates, L.L.C., the Registrant did not consult with HJ & Associates, L.L.C. with regard to:


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     (i)   the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements; or

     (ii) any matter that was either the subject of a disagreement or a reportable event (as described in Item 304(a)(1)(iv) of Regulation S-B).

     The dismissal of the former principal auditor and the engagement of the new principal auditor was recommended and approved by the Registrant's Board of Directors.


ITEM  7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)            Exhibits.

               16.1 Letter from Grant Thornton Hong Kong, dated December 20, 2001, regarding its concurrence or disagreement with the statement made by the Registrant in the current report concerning the dismissal as the Registrant's principal accountant.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   Asia4Sale, Inc.


Date: December 20, 2001            /s/  Josephine Olores De Lara
                                   -----------------------------
                                   Josephine Olores De Lara
                                   Chief Financial Officer


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                                  EXHIBIT INDEX



Exhibit Number           Exhibit Contents
--------------           ----------------

         16.1 Letter from Grant Thornton Hong Kong, dated December 20, 2001, regarding its concurrence or disagreement with the statement made by the Registrant in the current report concerning the dismissal as the Registrant's principal accountant.


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